                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        A. M. CASTLE & CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            [LOGO]
                                                                  March 10, 1997

Dear Castle Stockholder:

    You are cordially invited to attend A. M. Castle & Co.'s Annual Meeting of Stockholders which will be held on Thursday, April 24, 1997 at 10:00 a.m. in our offices at 3400 North Wolf Road, Franklin Park, Illinois.

    At the meeting we will report to you on current business conditions and recent developments at Castle. Members of the Board of Directors and many of our executives will be present to discuss the affairs of Castle with you.

    Whether or not you attend our Annual Meeting, it is important that you sign, date and return your Proxy as soon as possible. If you do attend the meeting and wish to vote in person, your Proxy will then be revoked at your request so that you can vote personally. Therefore, I urge you to return your Proxy even if you currently plan to be with us for the meeting.

    I look forward, with other members of management, to the opportunity of meeting you on April 24.

                                          Sincerely,

                                                         [SIG]
                                          Michael Simpson

                               A. M. CASTLE & CO.
                              3400 North Wolf Road
                         Franklin Park, Illinois 60131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

                                         Franklin Park, Illinois, March 10, 1997

    NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Stockholders of A. M. Castle & Co. will be held at the general offices of the Company, 3400 North Wolf Road, Franklin Park, Illinois on THURSDAY, APRIL 24, 1997, at 10 o'clock in the forenoon, Central Daylight Savings Time, for the purposes of considering and acting upon the following:

    1.  The election of eleven Directors of the Company;

    2. The ratification of the appointment of Arthur Andersen & Co. as independent public accountants for the year 1997; and

    3. The transaction of any other business which may properly come before the meeting.

    Stockholders of record at the close of business February 24, 1997, only, are entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to attend in person are urged to execute and return the accompanying Proxy in the enclosed envelope. No postage is needed if mailed in the United States.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                    JERRY M. AUFOX
                                                      SECRETARY

                               A. M. CASTLE & CO.
                              3400 North Wolf Road
                            Franklin Park, IL 60131

                               ------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 APRIL 24, 1997

                                 -------------

    The enclosed Proxy is solicited by the Board of Directors of A. M. Castle & Co. for use at the Annual Meeting. Any Proxy given pursuant to such solicitation may be revoked by the Stockholder at any time prior to the voting of the Proxy. Holders of shares of Common Stock, the only class of voting security of the Company, are entitled to one vote per share on all matters to come before the meeting. As of February 24, 1997, the record date for determining the Stockholders entitled to notice of and to vote at the meeting, there were 14,023,797 outstanding shares of Common Stock of the Company.

    All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company, including upon request, expenses incurred by brokerage houses and fiduciaries in forwarding Proxies and Proxy Statements to their principals. The original solicitation of Proxies by mail may be supplemented by telephone, telegraph, facsimile, written and personal solicitation by Officers, Directors, and employees of the Company; however, no additional compensation will be paid to such individuals.

    The Annual Report of the Company for the fiscal year ended December 31, 1996, is enclosed with this Proxy Statement. The approximate date of mailing this Proxy Statement and the enclosed Proxy is March 10, 1997.

                      CANDIDATES FOR ELECTION AS DIRECTORS

    Eleven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Proxies received by the Board of Directors will be voted for the election of the nominees named below, unless otherwise specified. In the event any of the nominees shall unexpectedly become unavailable for election, votes will be cast pursuant to authority granted by the enclosed Proxy for such persons as may be designated by the Board of Directors. The persons elected as Directors are to serve a term of one year until the next Annual Meeting and until their successors are elected and qualified.

                 INFORMATION CONCERNING NOMINEES FOR DIRECTORS

    The following information is given for individuals who have been recommended for election by the Human Resources Committee of the Board of Directors. Set forth below is the name of each nominee, the corporation or other organization which is the principal employment of the nominee, the year in which each nominee first became a Director of the Company, the nominee's age and the committees on which each nominee serves.

--------------------------------------------------------------------------------------------
DANIEL T. CARROLL       Director since 1982                                           Age 71
                        Chairman  and  President  of  The  Carroll  Group,  Inc. (Management
                        Consulting Firm).  Mr.  Carroll  is  also  a  Director  of  American
                        Woodmark  Corp.,  Aon Corporation,  Comshare,  Inc., De  Soto, Inc.,
                        Diebold,  Incorporated,  Michigan  National  Corp.,  Oshkosh   Truck
                        Corporation, UDC Homes, Inc. Wolverine World Wide, Inc. and Woodhead
                        Industries, Inc.
                        Chairman of Human Resources Committee
--------------------------------------------------------------------------------------------
EDWARD F. CULLITON      Director since 1983                                           Age 55
                        Vice President and Chief Financial Officer of A. M. Castle & Co. Mr.
                        Culliton was elected Vice President in 1977 and CFO in 1995.
--------------------------------------------------------------------------------------------
WILLIAM K. HALL         Director since 1984                                           Age 53
                        President  and Chief Executive Officer  of Falcon Building Products,
                        Inc. (Diversified Manufacturer  of Building Products).  Dr. Hall  is
                        also a Director of Gencorp and Falcon Building Products, Inc..
                        Member of Audit Committee
--------------------------------------------------------------------------------------------
ROBERT S. HAMADA        Director since 1984                                           Age 59
                        Dean  and  Edward  Eagle Brown  Distinguished  Service  Professor of
                        Finance at the  Graduate School of  Business, University of  Chicago
                        since  1993.  Dr. Hamada  is a  Director of  the National  Bureau of
                        Economic Research, the  Northern Trust Corporation  and The  Chicago
                        Board of Trade.
                        Chairman of Audit Committee
--------------------------------------------------------------------------------------------
PATRICK J. HERBERT,     Age 47
III
                        President of Simpson Estates, Inc. (Private Management Firm).
                        Member of Human Resources Committee
--------------------------------------------------------------------------------------------
JOHN P. KELLER          Director since 1980                                           Age 57
                        President  of Keller Group, Inc.  (Industrial Manufacturing and Coal
                        Mining Company). Mr. Keller is also a Director of American Appraisal
                        Associates, Old Kent Financial Corporation and MacLean-Fogg Co.
                        Member of Human Resources Committee
--------------------------------------------------------------------------------------------
JOHN W. MCCARTER, JR.   Director since 1983                                           Age 59
                        President of  Field  Museum (Chicago),  prior  to 1997  Senior  Vice
                        President  of Booz,  Allen &  Hamilton, Inc.  (Management Consulting
                        Firm). Mr. McCarter is also a Director of  W. W. Grainger, Inc.  and
                        HT  Insight Funds, Inc. and a  Trustee of Harris Insight Funds Trust
                        (Registered Investment Corporation).
                        Member of Audit Committee
--------------------------------------------------------------------------------------------

RICHARD G. MORK         Director since 1988                                           Age 61
                        President and Chief Executive Officer of A. M. Castle & Co. Mr. Mork
                        was elected Senior Vice President  in 1988, Chief Operating  Officer
                        in 1989 and President and Chief Executive Officer in 1990.
--------------------------------------------------------------------------------------------
JOHN W. PUTH            Director since 1995                                           Age 68
                        Principal  -- J.W. Puth Associates (a  Consulting Firm). Mr. Puth is
                        also a Director of  Allied Products Corporation, Brockway  Standard,
                        Inc.,  L.B.  Foster,  Inc.,  Lindberg  Corporation,  System Software
                        Associates, Inc., and U.S. Freightways, Inc.
                        Member of Human Resources Committee
--------------------------------------------------------------------------------------------
MICHAEL SIMPSON         Director since 1972                                           Age 58
                        Chairman of the Board of A. M. Castle & Co. Mr. Simpson was  elected
                        Vice  President of A.  M. Castle &  Co. in 1977  and Chairman of the
                        Board in 1979.
--------------------------------------------------------------------------------------------
RICHARD A. VIRZI        Director since 1972                                           Age 69
                        Retired President and Chief Executive Officer of A. M. Castle &  Co.
                        Mr.  Virzi  is  also a  director  of Woodhead  Industries,  Inc. and
                        Gottlieb Health Resources.
                        Member of Human Resources Committee
--------------------------------------------------------------------------------------------

                      MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors has two standing committees -- an Audit Committee, and a Human Resources Committee.

    The Audit Committee of the Board of Directors is comprised of four Directors, none of whom may be employed on a full-time basis by the Company. The Audit Committee is charged with recommending appointment of the independent auditor, consulting with the independent auditors and reviewing the results of internal audits, and the audit report of the independent auditors engaged by the Company. The committee has oversight responsibilities for investment strategies of the Company's pension plan investments. Further, the Audit Committee is empowered to make independent investigations and inquiries into all financial reporting or other financial matters of the Company as it deems necessary. The Committee meets not less than twice a year.

    The Human Resources Committee, comprised of five directors, reviews and recommends compensation with respect to the Officers of the Company and administers and directs operation of the 1989 Long Term Incentive Compensation Plan, the 1996 Restricted Stock and Stock Option Plan and other compensation benefits granted to various Officers. The Committee is also charged with making recommendations to the Board of Directors concerning institution, continuation, or discontinuation of benefit compensation plans and programs for officers and succession planning for officers and key managers. In 1992 the Committee took on the responsibilities formerly handled by the Nominating Committee. Therefore the Committee also reviews applications, interviews, and recommends nominees to the Board of Directors to be presented to Stockholders at the Annual Meeting. The Committee has established standards and criteria for the selection and nomination of candidates to the Board of Directors and for membership on the various committees of the Board. Any Stockholder who wishes to recommend individuals for nomination to the Board of Directors is invited to do so by supplying in writing to the Human Resources Committee the name of the individual, and his or her credentials and background material for review by the Human Resources Committee.

    During the last fiscal year, the Board of Directors held its four scheduled meetings and two special meetings. In addition, there were two meetings of the Audit Committee and six meetings of the Human Resources Committee. All the Directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of each committee on which they served. Upon the decision of Mr. McDermott to retire from the Board, the Board of Directors amended the By-Laws of the Company to reduce the number of directors from twelve to eleven.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Richard A. Virzi who retired as President and Chief Executive Officer of the Company in 1990 is a member of the Human Resources Committee. As a retired Chief Executive Officer of the Company, Mr. Virzi brings unique knowledge and perspective of the functions and duties inherent to the position of President and CEO, which assists the Committee in fulfilling its functions in establishing executive compensation.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF NOMINEES

    The following table sets forth, with respect to the Company's common stock (the only class of voting securities) the number of shares and percentage of the Common Stock of the Company owned beneficially, directly, or indirectly by each Director and nominee as of February 28, 1997:

                                                                               SHARES OF COMMON
                                                                              STOCK BENEFICIALLY   PERCENT OF
                        NAME OF NOMINEE OR DIRECTOR                                OWNED(1)           CLASS
---------------------------------------------------------------------------  --------------------  -----------
Daniel T. Carroll..........................................................            3,162            0.02%
Edward F. Culliton.........................................................           43,528(2)         0.31%
William K. Hall............................................................            1,053            0.01%
Robert S. Hamada...........................................................            1,580            0.01%
Patrick J. Herbert, III....................................................        2,886,580(3)        20.58%
John P. Keller.............................................................            1,265            0.01%
John W. McCarter, Jr.......................................................            2,303            0.01%
Richard G. Mork............................................................           77,956            0.55%
John W. Puth...............................................................            1,625            0.01%
Michael Simpson............................................................          625,683(4)         4.46%
Richard A. Virzi...........................................................           91,443(5)         0.65%

------------------------
(1) The nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership, as shown in the table, arises from sole voting power and sole investment power, unless otherwise indicated by footnote.

(2) Includes 671 shares owned by Mr. Culliton's wife. Mr. Culliton disclaims any beneficial interest in such shares.

(3) Includes 60,306 shares with respect to which Mr. Herbert has sole voting power and 2,826,274 shares to which voting power is shared. Mr. Herbert has sole dispositive power with respect to 1,469,307 shares and shared dispositive power over 893,006 shares. Mr. Herbert disclaims any beneficial interest with respect to 2,883,549 shares.

(4) Includes 453,631 shares which Mr. Simpson also owns beneficially in five trusts, and 67,463 shares held by another trust in which he is one of five beneficiaries.

(5)  Includes 33,872 shares owned by the Winifred Virzi Trust B.

PRINCIPAL STOCKHOLDERS

    The only persons who held of record as of February 24, 1997, or, to the knowledge of the Management, owned beneficially, more than 5% of the outstanding shares of Common Stock of the Company are the following:

                                                                                                      PERCENT OF
                                  NAME AND ADDRESS                                       SHARES(1)       CLASS
-------------------------------------------------------------------------------------  -------------  -----------
Patrick J. Herbert, III..............................................................    2,886,580(2)     20.58%
  Suite 1232
  30 North LaSalle Street
  Chicago, Illinois 60602-2504
First Chicago NBD Corporation........................................................    2,671,103(3)     19.05%
  One First National Plaza
  Chicago, Illinois 60670-0287
W. B. & Co., an Illinois partnership.................................................    1,955,412(4)     13.94%
  Suite 1232
  30 North LaSalle Street
  Chicago, Illinois 60602-2504
Pioneering Management Corporation....................................................    1,380,012         9.85%
  60 State Street
  Boston, Massachusetts 02109-1820
United States Trust Company of New York..............................................      825,367(3)      5.89%
  114 West 47th Street
  New York City, New York 10036-1532

------------------------
(1) The nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership, as shown in this table, arises from sole voting power and sole investment power unless otherwise indicated by footnote.

(2) Includes 1,955,412 shares indicated below as owned by W. B. & Co. Mr. Herbert has sole voting power with respect to 60,306 shares and shared voting power with respect to 2,826,271 shares; he has sole dispositive power with respect to 1,469,307 shares and shared dispositive power with respect to 893,006 shares.

(3)    Beneficial  ownership  acquired  in   behalf  of  others  via  either   a
    trust/fiduciary capacity and/or portfolio management/agency relationship.

(4)  See Footnote (3) and (4) under "Stock Ownership of Nominees".

MANAGEMENT STOCK OWNERSHIP

                                                              SHARES OF COMMON
                                                                   STOCK
                                                                BENEFICIALLY     PERCENT OF
NAME OF OFFICER                                                    OWNED           CLASS
------------------------------------------------------------  ----------------  ------------
Michael Simpson.............................................          625,683(1)       4.46%
Richard G. Mork.............................................           77,956         0.55%
Edward F. Culliton..........................................           43,528(1)       0.31%
Alan D. Raney...............................................           12,554         0.09%
M. Bruce Herron.............................................           11,862         0.08%
All Directors and Officers as a Group.......................        3,877,012        27.65%

------------------------
(1)  See Footnotes under "Stock Ownership of Nominees".

SECTION 16(a) Exchange Act Reports

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, the American Stock Exchange and the Chicago Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all
Section 16(a) filing requirements applicable to its executive officers and directors were met.

DIRECTORS' COMPENSATION

    Directors who are not Officers of the Company, or of a Subsidiary, received an annual retainer of $14,000 and $1,000 for each meeting of the Board of Directors and meetings of committees of the Board attended, except Directors who Chair a Board committee receive an additional retainer of $1,000 annually.

    In 1987, the Board of Directors adopted the Director's Deferred Compensation Plan. Under the Plan maintained by the Company, Directors who are not Officers of the Company have the option to defer payments of the retainer and meetings fees in either a stock equivalent unit account or an interest account. Fees held in the interest account are credited with interest at the rate of 6 percent per year compounded annually. Fees deferred in the stock equivalent accounts are divided by the A. M. Castle & Co. common stock price on the 15th day after the meeting for which payment is made. The resultant are called share units. The stock equivalent account will be credited on a dividend payment date with units equal to the product of the declared dividend per share multiplied by the number of stock equivalent units in the Director's account on the record date of the dividend. The share units are maintained until the account is closed. Disbursement of the interest account and the stock equivalent unit account can be made only upon resignation or retirement from the Board or upon death of a Director.

    Payment from the stock equivalent unit account is made in shares of A. M. Castle & Co. common stock, it will be made as of the date of the request or termination event, whichever occurs last. The stock distribution will be treasury shares, shares purchased on the open market, or authorized or unissued shares as determined under the Plan.

    Only fees earned as a Director of A. M. Castle & Co. can be deferred under the Plan. In 1996 $127,750 was paid to Directors and $75,750 was deferred under the Plan.

    In 1995, the Board of Directors adopted the 1995 Directors Stock Option Plan, which authorized the issuance of up to 150,000 shares of common stock of the Company to outside (non-employee) directors. This Plan was approved by the shareholders at the annual meeting held in April of 1995. Under the Plan, non-employee directors are granted an option to purchase 1,000 shares of the Company's common stock on the first business day in June of each year at a price equal to the closing price of the Company's common stock as reported by the American Stock Exchange and/or Chicago Stock Exchange for that date; or if no trade occurred on that date, the next preceding date for which there is a reported sale.

    The option expires five (5) years after the date on which it is granted. The option also expires upon the outside director's termination of service from the Board, unless it is due to death, disability or retirement, in which case there is a period of either six (6) months or one (1) year in which to exercise. Pursuant to the Plan, last year the nine (9) outside directors were granted an option of 1,000 shares each at the option price of $28.25.

                COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

    The executive compensation program is administered by the Human Resources Committee of the Board of Directors (the "Committee") which is comprised of the individuals listed below who are directors of the corporation with responsibilities for all compensation matters for the corporation's senior management. The Committee has overall responsibility to review and recommend broad based compensation plans to the Board of Directors and annual compensation, including salary, cash bonus programs, long term incentive plans and executive benefits for the officers of the Company.

    The Committee and the management of the Company are committed to the principle that remuneration should be commensurate with performance and the attainment of pre-determined financial and strategic objectives, while at the same time externally competitive in order to attract and keep highly qualified personnel. In carrying out this objective, the compensation for executives is broken down into three basic categories: base salary, short term incentive and long term incentive compensation.

BASE COMPENSATION

    The base salary is set in the middle of the range of base salaries offered by companies of comparable size. In establishing base salaries, the Committee utilizes outside consultants and industrial surveys to assure that such base salaries are proper and externally competitive.

SHORT TERM INCENTIVE COMPENSATION

    Short term incentive compensation opportunities are provided by the Company's Management Incentive Plan. The Management Incentive Plan pays annual cash incentives upon achievement of short term financial objectives which are set by the Board. Each year the Board establishes an objective for the rate of return on net worth, after taxes, for the forthcoming fiscal year for the Company as a whole, and further approves other objectives for each business unit for the Company. The objectives when met will result in the Company reaching the established rate of return. An executive's incentive is based upon performance of the segment for which he is responsible and/or on the Company as a whole. The incentive is earned on a prorata basis as the established goals are exceeded. Under the Plan, if the established goals are not reached, no incentive is paid.

LONG TERM INCENTIVE COMPENSATION

    The long  term  incentive program  for  executives consists  of  two  types:
Incentive Stock Options granted by the Committee under the 1996 Restricted Stock and Stock Option Plan approved by the shareholders in 1996 -- and long term incentive awards under the Company's 1989 Long Term Incentive Plan approved by the shareholders in 1989.

STOCK OPTIONS

    Stock Option Grants provide the right to purchase shares of common stock at an exercise price (the closing price of Castle common stock on the date of the grant). Each stock option becomes exercisable after one year following the grant, and has a five (5) year term. The Committee has typically granted stock options to senior management, officers and other key employees on a bi-annual basis. The option grants cover shares of common stock authorized under stockholder approved plans. Stock options were granted by the Committee in 1996. The Committee granted stock options reflected in the tables that follow this report. The number of options when granted reflect competitive industry practice as reported and analyzed by independent industrial surveys, based on position, responsibilities and performance of the recipient.

LONG TERM INCENTIVE AWARDS

    The long term incentive participations are made annually and are awarded at the end of a three (3) year cycle, subject to the achievement of a three (3) year compound total return to shareholders which exceeds the compound return of the S&P 500 by at least 1.5 percentage points. For the three year cycle ending on December 31, 1996, the Committee named and the board ratified the three key members of senior management Mr. Simpson, Mr. Mork and Mr. Culliton as participants. The awards are not made if the performance threshold of compound total rate of return of Castle common stock does not exceed the

S&P 500 by 1.5 percentage points. 100% of the award is attained if the three (3) year average compound rate of return of the Company stock exceeds the S&P 500 by
5.5 percentage points. The awards are made in restricted stock which vests fifty percent (50%) after one year and the remaining fifty percent (50%) after the second year. During the two (2) year vesting period after the stock is granted, the participant receives dividends of the shares and also has a right to vote the awarded shares. For the three (3) year cycle ending with 1996, the Committee reviewed the degree of achievement on cumulative shareholder return established in the Long Term Incentive Plan for 1994 - 1996, and determined that the
Company's three year compound rate of return exceeded the S&P 500 by 11.4 percentage points. As a result 100% of eligible awards were made to Messrs. Simpson, Mork and Culliton.

    Also for 1996, the corporate performance under the Management Incentive Plan exceeded the established threshold return on net worth after taxes for the Company as a whole. Messrs. Simpson, Mork and Culliton received an incentive award. Messrs. Raney and Herron, who had a portion of their objective based on the performance of the Advanced Materials Products Group and Western Region, respectively, exceeded their objectives and attained an incentive award.

CHANGE IN CONTROL AGREEMENTS

    On January 25, 1996, the Board of Directors of A. M. Castle & Co. approved Change in Control Agreements between the Company and the three senior executives, Messrs. Michael Simpson, Richard G. Mork and Edward F. Culliton. The Change in Control Agreements require two events to occur before any payments can be made. Upon the occurrence of the two events (commonly referred to as a double trigger), the Agreement provides for a lump sum, based on total compensation paid to the exectives over the twelve (12) month period prior to the occurrence of a "Change in Control Event", to be paid upon the executive's termination of employment. Except for Mr. Mork, the amount paid under the Agreement cannot exceed 2.99 times the executive's total average compensation over the prior five years. Mr. Mork's agreement provides that if the lump sum exceeds 2.99 times his total average compensation over the prior five years, the amount paid will be increased to cover this amount of any excise tax which may be levied on the amount paid.

    The Change in Control Event set forth in the agreements is either (i) a change in ownership, direct or indirect, in excess of twenty five percent (25%) of the outstanding shares of the Company by a group or person who did not have such an amount on January 25, 1996; (ii) the occurrence of any transaction relating to Castle required to be described pursuant to the requirements of Item 5(f) of Schedule 14(a) of Regulation 14(a) of the Securities and Exchange Act of 1934; or (iii) any change in composition of the Board of Directors over a two year period which results in the present directors not constituting the majority at the period two years thereafter, excluding any new individuals who are elected under or by recommendation of the then present majority of the Board.

    In addition to a Change in Control Event, the executive's right to payment arises, if within twenty four (24) months of the Change in Control Event (1) the duties or the responsibilities of the executive are substantially changed or reduced; or the executive is transferred or relocated; or that the compensation rate of the executive is reduced; and (2) the executive terminates his/her employment, or the executive is discharged for whatever reason other than for cause, death or disability.

THE HUMAN RESOURCES COMMITTEE

    Daniel T. Carroll, Chairman
    Patrick J. Herbert, III
    John P. Keller
    John W. Puth
    Richard A. Virzi

    The tables which follow and the accompanying narrative and footnotes reflect the decisions covered by the above discussion.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table shows, for the fiscal years ending December 31, 1994, 1995 and 1996 the cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued for those years, to each of the five
(5) most highly compensated executive officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                               -----------------------------------
                                                                                       AWARDS            PAYOUTS
                            ANNUAL COMPENSATION                                ----------------------   ----------
----------------------------------------------------------------------------   RESTRICTED   OPTIONS/                 ALL OTHER
                                                                OTHER ANNUAL     STOCK        SARS         LTIP     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY     BONUS     COMPENSATION    AWARD(S)       (#)       PAYOUTS        (2)
----------------------------------  ----  --------  ----------  ------------   ----------   ---------   ----------  ------------

Richard G. Mork (1)                 1996   325,000     178,807     16,216       104,065      19,195        81,934      32,474
President & CEO                     1995   310,000     183,741     14,988        87,356                    68,644      20,600
                                    1994   260,000     175,000     15,808        77,284                    60,716      18,125

Michael Simpson                     1996   248,000     139,706     18,631        68,357       3,000        53,829      27,503
Chairman of the Board               1995   260,000     168,887     23,315        65,812                    51,687      19,010
                                    1994   250,000     172,667     21,998        63,159                    49,641      18,283

Edward F. Culliton                  1996   178,000      84,324      8,269        40,637       8,410        32,024      18,624
Vice President & CFO                1995   173,000      96,570      6,680        48,094                    21,626      18,384
                                    1994   166,000      98,240      6,574        46,148                    20,715      11,658

Alan D. Raney                       1996   144,000      68,400      4,957                     7,650                    15,404
Vice President -- Advanced          1995   138,000      77,237      4,516                                              14,697
 Materials Group                    1994   132,000      71,456      5,162                     8,812                    10,740

M. Bruce Herron (3)                 1996   142,000      67,320      6,639                     7,550                    15,125
Vice President --                   1995   135,000      74,924      7,215                                              14,779
 Western Region                     1994   128,000      75,840      5,717                     8,812                     9,901

------------------------
(1) In 1987, the Company made a secured interest free loan of $101,937.92 to Mr. Mork in connection with the purchase of real estate necessitated by his relocation at the Company's request. Annual payments are required in the amount equal to twenty five percent (25%) of Mr. Mork's net earnings under the Company's Management Incentive Plan. In 1996, Mr. Mork paid the outstanding balance on the loan and the Company released the security mortgage.

(2) Consists of Company contribution to A. M. Castle & Co. Employees Profit Sharing Plan (a defined Contribution Plan) and a Top Hat Supplemental Plan.

(3) In 1992, the Company made a secured interest free loan of $50,000 to Mr. Herron in connection with the purchase of real estate necessitated by his relocation at the Company's request. Annual payments are required in the amount equal to twenty-five percent (25%) of Mr. Herron's net earnings under the Company's Management Incentive Plan. In 1996, Mr. Herron paid $10,547 under the loan provisions. The outstanding balance of the loan is $28,579.96.

STOCK OPTIONS

    The following table sets forth information with respect to the named executives concerning the grants of stock options or restricted stock grants made under the Company's 1996 Restricted Stock and Stock Option Plan during the last fiscal year.

OPTION EXERCISE AND HOLDINGS

    The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year, and the unexercised options held as of the end of the fiscal year. The price of A.
M. Castle & Co. common stock as of the close of business at the end of the fiscal year was $19.25 per share.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                                      NUMBER OF
                                                                                     SECURITIES        VALUE OF
                                                                                     UNDERLYING     UNEXERCISED IN-
                                                                                     UNEXERCISED       THE-MONEY
                                                                                   OPTIONS/SARS AT  OPTIONS/SARS AT
                                                                                     FY-END (#)       FY-END ($)
                                                                                   ---------------  ---------------
                                                  SHARES ACQUIRED       VALUE       EXERCISABLE/     EXERCISABLE/
NAME                                              ON EXERCISE (#)   REALIZED ($)    UNEXERCISABLE    UNEXERCISABLE
-----------------------------------------------  -----------------  -------------  ---------------  ---------------
Richard G. Mork................................              0                0           0/19,195          0/9,597
Michael Simpson................................              0                0            0/3,000          0/1,500
Edward F. Culliton.............................              0                0            0/8,410          0/4,205
Alan D. Raney..................................          3,525           53,022            0/7,650          0/3,825
M. Bruce Herron................................          3,525           57,869        4,406/7,550     31,650/3,775

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL
                             INDIVIDUAL GRANTS                                REALIZABLE VALUE
----------------------------------------------------------------------------     AT ASSUMED     ALTERNATIVE TO
                                      PERCENT OF                              ANNUAL RATES OF    (F) AND (G):
                       NUMBER OF        TOTAL                                   STOCK PRICE       GRANT DATE
                       SECURITIES    OPTIONS/SARS                             APPRECIATION FOR       VALUE
                       UNDERLYING     GRANTED TO    EXERCISE OR                 OPTION TERM     ---------------
                      OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION  ----------------    GRANT DATE
                      GRANTED (#)    FISCAL YEAR      ($/SH)         DATE     5% ($)   10% ($)  PRESENT VALUE $
NAME (A)                  (B)            (C)            (D)          (E)        (F)      (G)          (H)
--------------------  ------------   ------------   -----------   ----------  -------  -------  ---------------
Richard G. Mork.....    19,195          10.7%              18.75   7/25/01                              99,238
Michael Simpson.....     3,000           1.7%              18.75   7/25/01                              15,510
Edward F.
 Culliton...........     8,410           4.7%              18.75   7/25/01                              43,480
Alan D. Raney.......     7,650           4.3%              18.75   7/25/01                              39,550
M. Bruce Herron.....     7,550           4.2%              18.75   7/25/01                              39,033

------------------------
(h) The Grant Date Present Value was determined by using the Black-Scholes pricing model.

LONG TERM INCENTIVE PLAN

    The following table sets forth information with respect to the named executives concerning awards earned under the Long Term Incentive Plan during the last fiscal year under the Company's 1989 Long Term Incentive Plan.

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                       PERFORMANCE
                                                                        OR OTHER    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                          NUMBER OF      PERIOD                 PRICE-BASED PLANS
                                                        SHARES, UNITS     UNTIL     -----------------------------------------
                                                          OR OTHER     MATURATION     THRESHOLD      TARGET        MAXIMUM
                                                           RIGHTS       OR PAYOUT     ($ OR #)      ($ OR #)      ($ OR #)
NAME (A)                                                   (#) (B)         (C)           (D)           (E)           (F)
------------------------------------------------------  -------------  -----------  -------------  -----------  -------------
Richard G. Mork.......................................        5,406      2 years             --            --            --
Michael Simpson.......................................        3,551      2 years             --            --            --
Edward F. Culliton....................................        2,111      2 years             --            --            --

------------------------
(d), (e) & (f) See description  of Long  Term Incentive  Awards in  Compensation
               Committee's Report.

PENSION PLANS

    The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under the Company's qualified defined benefit pension plan, as well as nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plan and years of service with the Company and its subsidiaries:

                               PENSION PLAN TABLE

                                                                 YEARS OF SERVICE
                                    ---------------------------------------------------------------------------
REMUNERATION                           10         15         20         25         30         35         40
----------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
$145,000..........................     24,167     36,250     48,333     60,417     72,500     84,583     96,667
 185,000..........................     30,833     46,250     61,667     77,083     92,500    107,917    123,333
 200,000..........................     33,333     50,000     66,667     83,333    100,000    116,667    133,333
 250,000..........................     41,667     62,500     83,333    104,167    125,000    145,833    166,667
 275,000..........................     45,833     68,750     91,667    114,583    137,560    160,417    183,333
 300,000..........................     50,000     75,000    100,000    125,000    150,000    175,000    200,000
 325,000..........................     54,167     81,250    108,334    135,417    162,500    189,583    216,667
 400,000..........................     66,667    100,000    133,333    166,667    200,000    233,333    266,667
 450,000..........................     75,000    112,500    150,000    187,500    225,000    262,500    300,000

    The Pension benefits shown in the Pension table above are determined by the remuneration, which is the average of the highest cash compensation paid (approximately base salary plus bonus as shown in the Summary Compensation
Table), for any five (5) consecutive years of service prior to retirement. Pensions are paid as a straight life annuity and subject to reduction for a joint and survivor benefit, if elected. The amounts shown in the table above are prior to reduction for social security benefits. Benefits are reduced based on one-half (1/2) of the social security benefits for the individual attributable to the working period with the Company.

    The current fully accredited years of services for Messrs. Mork, Simpson, Culliton, Raney and Herron under the Plan are 40, 28, 32, 11 and 26 years, respectively.

                              COMPANY PERFORMANCE

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

    The SEC requires that the Company include in this proxy statement a line-graph presentation comparing the Company's cumulative, five-year shareholder total returns to those of the S&P 500 Stock Index and either a nationally recognized industry standard or a peer group of companies selected by the Company. Since there is no nationally recognized industry standard consisting of metal service centers or specialty metal distributors, and only one competitor of the Company is publicly traded on a national exchange, the Board of Directors has approved a peer group of durable goods manufacturers and distributors which have been used for purposes of this performance comparison. These companies were selected based on comparable market capitalizations (both more and less than the Company's). A list of these companies follows the graph below:
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
Among A.M. Castle & Co., S&P 500 and Peer Group
                                                                                      A.M. Castle & Co.     S&P 500     Peer Group
1991                                                                                                100         100            100
1992                                                                                             111.90      107.70         125.70
1993                                                                                             169.90      118.50         166.70
1994                                                                                             209.80      120.00         194.30
1995                                                                                             433.40      165.10         244.70
1996                                                                                             381.80      203.10         302.20
Assumes $100 invested on January 1, 1991 in A.M. Castle & Co.
common stock, S&P Index and the Peer Group                             S&P 500 Index and the Peer Group

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
Among A.M. Castle & Co., S&P 500 and Peer Group
1991
1992
1993
1994
1995
1996
Assumes $100 invested on January 1, 1991 in A.M. Castle & Co.
common stock, S&P Index and the Peer Group

PEER GROUP COMPANIES:

     Binks Manufacturing           Steel Technologies, Inc.
 Central Steel & Wire Company         Varlen Corporation
     Lindberg Corporation         Weirton Steel Corporation
    SPS Technologies Inc.         Wynn's International, Inc.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of its Audit Committee, the Board of Directors has, subject to ratification by the Stockholders, appointed Arthur Andersen & Co. to examine the consolidated financial statements and other records of the Company for the fiscal year ending December 31, 1997, and the management will present to the Annual Meeting a proposal that such appointment be ratified.

    During 1996, Arthur Andersen & Co. examined the financial statements of the Company and its Subsidiaries, including those included in the Annual Report to Stockholders, and consulted on annual and quarterly reports filed with the Securities and Exchange Commission and others.

    Each year the Audit Committee reviews and approves in advance the scope of the annual audit by the Company's independent accountant. The Audit Committee also approves all non-audit professional services including the examination of the financial statements of the Employee Retirement Plan, Profit Sharing Plan and review of tax returns. The Audit Committee approved the non-audit services and considered the possible effect on the accountant's independence at its October meeting prior to those services being performed.

    As at past years' Stockholders meeting, representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from Stockholders. The favorable vote of the holders of a majority of the shares of common stock represented in person or by Proxy at the meeting will be required for such ratification. If a negative vote results, the matter will be referred to the Audit Committee for a recommendation to the Board of Directors.

                                 OTHER MATTERS

    The Management does not know of any matters to be presented to the meeting other than the matters set forth in the Notice of the Meeting. However, if any other matters come before the meeting, it is intended that the holders of the Proxies will vote thereon in their discretion.

STOCKHOLDER PROPOSALS

    Proposals by Stockholders to be considered for inclusion in the Company's Proxy Material for the next Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than December 19, 1997.

                                          JERRY M. AUFOX
                                          SECRETARY

March 10, 1997

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                    A.M. CASTLE & CO.

   P                 ANNUAL MEETING OF STOCKHOLDERS ON APRIL 24, 1997

            The undersigned hereby constitutes and appoints Michael Simpson and
   R John P. Keller and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of A.M. Castle &
   O Co. to be held at the office of the Company, 3400 North Wolf Road, Franklin Park, Illinois on Thursday April 24, 1997, and at any adjournments thereof, on all matters coming before said meeting.
   X

            Election of Directors, Nominees:
   Y
            Daniel T. Carroll, Edward F. Culliton, William K. Hall, Robert S. Hamada, Patrick J. Herbert, III, John P. Keller, John W. McCarter, Jr., Richard G. Mork, John W. Puth, Michael Simpson, and
            Richard A. Virzi.

            YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                               SEE REVERSE SIDE

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, AND FOR PROPOSAL 2.


-------------------------------------- /X/ PLEASE MARK YOUR
SIGNATURE                                  VOTES AS IN THIS
                                           EXAMPLE
                  Date ---------------

                                FOR        WITHHELD
1. Election of Directors.      / /          / /


For, except vote withheld from the following nominee(s):

---------------------------------------------------------



                                          FOR       AGAINST     ABSTAIN

2. Approval of Arthur Andersen & Co.
   As Independent Accountants for
   the year 1997.                           / /         / /         / /

                                       Change of
                                       Address                    / /
